SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                               November 12, 1995
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                       (Date of earliest event reported)



                         First Harrisburg Bancor, Inc.
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             (Exact name of registrant as specified in its charter)



Pennsylvania                            0-17913                  25-1597970
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)



234 North Second Street, Harrisburg, PA                                 17101
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(Address of principal executive offices)                              (Zip Code)



                                 (717) 252-6661
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events.

         On November 12, 1995, First Harrisburg Bancor, Inc. (the "Registrant" or "First Harrisburg"), entered into an Agreement and Plan of Reorganization dated as of November 12, 1995 (the "Agreement") by and among First Harrisburg, First Federal Savings and Loan Association of Harrisburg, a wholly owned subsidiary of First Harrisburg ("First Federal"), Harris Savings Bank (the "Surviving Bank" or "Harris"), and Harris Acquisition Corporation, a Pennsylvania corporation to be formed as a wholly owned subsidiary of Harris (the "Merger Sub" or "Harris Acquisition"). Pursuant to the Agreement, First Harrisburg also entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby it is contemplated that the Merger Sub shall be merged with and into First Harrisburg, with First Harrisburg as the surviving corporation (the "Merger"). As part of the Agreement and immediately following the Merger, First Harrisburg shall undertake a complete liquidation and dissolution pursuant to the First Harrisburg Bancor, Inc. Plan of Liquidation and Dissolution ("Plan of Liquidation"). Pursuant to the Agreement and immediately following consummation of the Plan of Liquidation, Harris, a Pennsylvania chartered stock savings bank, and First Federal, a federal savings and loan association, shall enter into an Agreement and Plan of Merger (the "Bank Merger Agreement"), pursuant to which First Federal shall be merged with and into Harris (the "Bank Merger").

         Pursuant to the Agreement, each share of common stock, par value $.01 per share, of First Harrisburg ("First Harrisburg Common Stock") issued and outstanding immediately prior to consummation of the Merger (other than shares in First Harrisburg's treasury, shares owned by any direct or indirect subsidiary of First Harrisburg (other than shares held pursuant to the Deferred Compensation Trust Agreement dated October 16, 1992 between First Federal and an independent trustee, as amended), shares of First Harrisburg Common Stock owned by any First Harrisburg shareholder who elects to exercise dissenters' rights in accordance with Pennsylvania law, and any shares owned by Harris or its parent or subsidiaries in other than a fiduciary capacity) shall be converted into the right to receive $14.77 in cash without any interest thereon (the "Merger Consideration"). All shares of First Harrisburg Common Stock converted into the right to receive cash shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. Options to purchase First Harrisburg Common Stock ("First Harrisburg Options") outstanding and unexercised immediately prior to or at the effective date of the Merger shall be cancelled and all rights thereunder shall be extinguished. As consideration for the cancellation of the First Harrisburg Options, the Registrant shall make a cash payment to each holder of a First Harrisburg Option in an amount equal to the excess, if any, of the Merger Consideration over the exercise price per share of each First Harrisburg Option, multiplied by the number of shares of First Harrisburg Common Stock covered by such option.

         Pursuant to the Agreement, each outstanding share of Harris Acquisition common stock shall be converted into one fully paid and non-assessable share of First Harrisburg Common Stock, resulting in all outstanding shares of First Harrisburg being owned by Harris upon consummation of the Merger. Harris shall be the sole stockholder of First Harrisburg and First Harrisburg shall be a wholly owned subsidiary of Harris until consummation of the Plan of Liquidation.

         The consummation of the transactions contemplated by the Agreement are subject to certain conditions, including (i) approval by the shareholders of First Harrisburg and the shareholders of Harris, (ii) receipt of all requisite regulatory approvals, and (iii) certain other customary conditions. The Agreement can be terminated by (i) any party if the Merger has not been consummated by October 31, 1996, unless the failure to so consummate by such time is due to a breach of the Agreement by the party seeking to terminate, (ii) mutual written agreement of the parties, (iii) Harris or Harris Acquisition, upon expiration of thirty (30) days notice to First Harrisburg of First Harrisburg's or First Federal's material misrepresentation or breach of any of their warranties, representations, covenants or agreements, provided that no such termination shall occur unless it is reasonably evident that First Harrisburg or First Federal cannot or will not fully and completely correct the grounds for termination as specified in the notice on or before the date the Merger is to be consummated, (iv) First Harrisburg or First Federal, upon expiration of thirty (30) days notice to Harris of Harris' or Harris Acquisition's material misrepresentation or breach of any of their warranties, representations, covenants or agreements, provided that no such termination shall occur unless it is reasonably evident that Harris or Harris Acquisition cannot or will not fully and completely correct the grounds for termination as specified in the notice on or before the date the Merger is to be consummated,
(v) Harris and Harris Acquisition or First Harrisburg and First Federal, by their respective Board of Directors, if the shareholders of First Harrisburg or Harris fail to approve the Agreement, and (vi) any party after being informed in writing by a requisite regulatory authority that a required approval or consent will not be granted and the time period for all appeals and reconsideration has expired.

         The Registrant and Harris also entered into an Investment Agreement, dated as of November 12, 1995 (the "Investment Agreement"), pursuant to which the Registrant issued to Harris a warrant to purchase up to 580,674 shares of First Harrisburg Common Stock at an exercise price of $11.875 per share (the "Warrant"). Upon the payment by First Harrisburg of a 10% stock dividend on the First Harrisburg Common Stock on November 15, 1995, the number of shares subject to the Warrant was automatically increased to 638,741 shares, with no adjustment to the per share exercise price. The number of shares subject to the Warrant is equal to 19.9% of the shares of First Harrisburg Common Stock that would be outstanding on a pro forma basis after giving effect to a complete exercise of the Warrant. Harris may exercise the Warrant, in whole or in part and subject to the terms and conditions set forth in the Investment Agreement, upon (i) a willful breach of the Agreement by First Harrisburg which would permit termination of the Agreement by Harris, provided that such breach shall not have been cured prior to an exercise of the Warrant; (ii) the failure of First Harrisburg's shareholders to approve the Agreement at a meeting called for such purpose after the announcement by any person (other than Harris or any of its subsidiaries or affiliates) of an offer or proposal to acquire 15% or more of the First Harrisburg Common Stock, or to acquire, merge or consolidate with First Harrisburg or First Federal or to purchase or acquire all or substantially all of First Harrisburg's assets, or all or substantially all of First Federal's assets; (iii) the acquisition by any person (other than Harris or any of its subsidiaries or affiliates) of beneficial ownership of 15% or more of the First Harrisburg Common Stock, exclusive of shares of First Harrisburg Common Stock sold directly or indirectly to such person by Harris; (iv) any person (other than Harris or any of its subsidiaries or affiliates) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of First Harrisburg such that, upon consummation of such offer, such person would own, control or have the right to acquire 15% or more of the First Harrisburg Common Stock (before giving effect to any exercise of the Warrant); or (v) First Harrisburg shall have entered into an agreement or other understanding with a person (other than Harris or any of its subsidiaries or affiliates) for such person to acquire, merge or consolidate with First Harrisburg or to purchase or acquire all or substantially all of First Federal's assets.

         The Investment Agreement and Harris' right to exercise the Warrant shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Warrant. The Warrant shall terminate on the date on which occurs the earliest of (i) a willful breach of the Agreement by Harris, (ii) the Effective Time of the Merger (as defined in the Agreement); (iii) a valid termination of the Agreement prior to the occurrence of a triggering event described in the preceding paragraph, (iv) the failure of the shareholders of First Harrisburg to approve the Merger by the required vote at a meeting duly called and held in accordance with the requirements of the Agreement prior to the occurrence of a triggering event described in the preceding paragraph, and (v) to the extent the Warrant has not previously been exercised, 12 months after the occurrence of a triggering event described in the preceding paragraph.

         The Agreement is attached hereto as an exhibit. The Agreement is incorporated herein by reference and made a part hereof to the same extent as if set forth herein in full. The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)   Financial Statements of Businesses Acquired

                 Not applicable.

           (b)   Pro Forma Financial Information

                 Not applicable.

           (c)   Exhibits

                 99.1 Agreement and Plan of Reorganization, dated as of November
                      12, 1995, including the exhibits thereto.

                 99.2 Press Release, dated as of November 13, 1995.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIRST HARRISBURG BANCOR, INC.


Date: November 21, 1995                 By:  /s/ Patrick J. Aritz
                                             --------------------
                                             Patrick J. Aritz
                                             President and Chief Executive
                                                 Officer